Exhibit 5.1 July 10, 2026 Air T, Inc. 11020 David Taylor Drive Suite 305 Charlotte, North Carolina 28262 Re: Air T, Inc. - At-the-Market Offering of Common Stock Dear Ladies and Gentlemen: We have acted as counsel to Air T, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale from time to time by the Company of shares of the Company’s common stock, par value $0.25 per share (the “Common Stock”), having an aggregate offering price of up to $8,000,000 (the “Shares”). The Shares are being offered and sold pursuant to the Company’s Registration Statement on Form S-3 (File Nos. 333-277855 and 333-277855-01) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus dated March 27, 2024, forming a part of the Registration Statement (the “Base Prospectus”), the prospectus supplement dated July 10, 2026 relating to the Shares (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”), and the At the Market Offering Agreement, dated July 10, 2026, by and between the Company and Ascendiant Capital Markets, LLC (the “ATM Agreement”). This opinion letter relates only to the Shares and does not address any other securities that may be offered pursuant to the Registration Statement. We are providing this opinion letter to fulfill the requirements of Item 601(b)(5) of Regulation S- K under the Securities Act. In preparing this opinion letter, we have examined and relied upon originals, or copies certified to our satisfaction, of: (i) the Registration Statement; (ii) the Base Prospectus; (iii) the Prospectus Supplement; (iv) the ATM Agreement; (v) the Company’s Restated Certificate of Incorporation, as amended, and Second Amended and Restated By-Laws, each as currently in effect; (vi) resolutions adopted by the Board of Directors of the Company on July 7, 2026 relating to the issuance and sale of the Shares and related matters; (vii) a certificate of good standing issued by the Secretary of State of the State of Delaware dated July 1, 2026; and (viii) such records, documents, certificates, opinions, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters. In rendering this opinion, we have assumed without independent verification: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as

July 10, 2026 Page 2 copies; (iv) the accuracy, completeness, and authenticity of certificates of public officials; (v) that each natural person signing any document reviewed by us had the legal capacity to do so; and (vi) the due authorization, execution, and delivery of all documents, where authorization, execution, and delivery are prerequisites to the effectiveness of such documents, by each party thereto other than the Company. To the extent relevant to the opinion below, we have also assumed that, at the time of each issuance, sale, and delivery of any Shares under the Registration Statement, the Prospectus and the ATM Agreement: (a) The Registration Statement and any amendments relating thereto (including post-effective amendments) shall have become effective under the Securities Act and will continue to be effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; (b) The Prospectus Supplement relating to the Shares has been, or will be, prepared and filed with the Commission pursuant to Rule 424(b) under the Securities Act; (c) The ATM Agreement has been duly authorized, executed, and delivered by each party thereto other than the Company and constitutes a valid, binding, and enforceable obligation of each such other party, and the Shares offered and sold pursuant thereto will have been offered and sold in accordance with the terms thereof; (d) The terms of the issuance, sale, and delivery of the Shares will conform in all material respects to the descriptions thereof in the Registration Statement, the Prospectus and the ATM Agreement; (e) The Shares will have been issued and sold in compliance with applicable federal and state securities laws, for the consideration set forth in, and otherwise as contemplated by and in conformity with, the Registration Statement, the Prospectus and the ATM Agreement, and any applicable listing or other requirements of any stock exchange on which the Common Stock may be listed will have been complied with; (f) The terms of the issuance, sale, and delivery of the Shares (i) will be in conformity with the Company’s Restated Certificate of Incorporation, as amended, and Second Amended and Restated By-Laws, each as then in effect, (ii) will not violate any applicable law or result in a breach of or default under any agreement or instrument to which the Company is then a party or by which the Company is then bound, and (iii) will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (g) At the time of each issuance of Shares, there will be sufficient shares of Common Stock authorized and available for issuance under the Company’s Restated Certificate of Incorporation, as amended, as then in effect, and the consideration for the issuance and sale of each Share will be in an amount that is not less than the $0.25 par value per share of the Common Stock;

July 10, 2026 Page 3 (h) The resolutions adopted by the Board of Directors of the Company on July 7, 2026 and all related authorizations will not have been amended, rescinded, or superseded, and the Company will issue and sell the Shares only in the manner and within the amount authorized by those resolutions, the Registration Statement, the Prospectus and the ATM Agreement; and (i) The Company shall be duly organized, validly existing, and in good standing under the laws of the State of Delaware, including as confirmed by the certificate of good standing dated July 1, 2026, and shall have the necessary corporate power and authority to issue and sell the Shares. Based upon and subject to the foregoing, if the Board of Directors of the Company or a duly authorized committee thereof, or officers of the Company acting pursuant to authority delegated by the Board of Directors of the Company, have taken all necessary corporate action to authorize the issuance and terms of the Shares, including the terms of the offering thereof and related matters in accordance with the ATM Agreement and the Prospectus, and when the Shares are issued and paid for as described in the Registration Statement, the Prospectus and the ATM Agreement, we are of the opinion that: The Shares, when issued, sold, and delivered by the Company against payment therefor in accordance with the terms of the Registration Statement, the Prospectus and the ATM Agreement, will be validly issued, fully paid, and nonassessable. In addition to any other assumptions, comments, qualifications, limitations and exceptions set forth above, the opinion set forth herein is further limited by, subject to and based upon the following: (a) Our opinion herein reflects only the application of the General Corporation Law of the State of Delaware and applicable reported judicial decisions interpreting such law, in each case as normally applicable to the issuance of shares of common stock by a Delaware corporation. The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. (b) We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof. In addition, we express no opinion as to compliance with or the effect of federal or state securities or blue sky laws. (c) We express no opinion as to the enforceability of the ATM Agreement or any provision thereof. (d) You have informed us that you intend to issue the Shares from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

July 10, 2026 Page 4 (e) As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others. This opinion letter is for your benefit in connection with the Registration Statement and the offer and sale of the Shares and may be relied upon by you and by persons entitled to rely upon it under the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated July 10, 2026, to the incorporation by reference of this opinion letter into the Registration Statement, and to the reference to our firm under the caption “Validity of Securities” in the Prospectus Supplement and under the corresponding legal matters caption in the Base Prospectus. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Base Prospectus or the Prospectus Supplement, within the meaning of the term “expert,” as used in Section 11 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the Registration Statement, the Base Prospectus or the Prospectus Supplement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. We note that our legal opinion is an expression of professional judgment and is not a guarantee of result. Very truly yours, WINTHROP & WEINSTINE, P.A. 43297227v8